LIST OF EXHIBITS

Exhibit No.	Description
99.1	Joint Filing Agreement.

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 14, 2018

ACON EQUITY GENPAR, L.L.C.

By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary and Assistant Treasurer

ACON FUNKO MANAGER, L.L.C.

By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary and Assistant Treasurer

ACON FUNKO INVESTORS, L.L.C.
By: ACON Funko Manager, L.L.C., its Manager
By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary and Assistant Treasurer

ACON FUNKO INVESTORS HOLDINGS 1, L.L.C.
By: ACON Funko Manager, L.L.C., its Managing Member
By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary and Assistant Treasurer

ACON FUNKO INVESTORS HOLDINGS 2, L.L.C.
By: ACON Equity GenPar, L.L.C., its Managing Member
By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary and Assistant Treasurer

ACON FUNKO INVESTORS HOLDINGS 3, L.L.C.
By: ACON Equity GenPar, L.L.C., its Managing Member
By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary and Assistant Treasurer